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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in the registration statement of Mauna Loa Macadamia Partners, L.P. on Form S-4 (File No. 333-46271) of our report dated April 8, 1998, on our audits of the balance sheet of Mauna Loa Resources Inc. We also consent to the references to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.


Honolulu, Hawaii
April 23, 1998